SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the

                         Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary  Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2)

[X] Definitive Proxy Statement

[ ] Definitive  Additional  Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              DIANON Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              DIANON Systems, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the  fee is  offset as provided  by  Exchange  Act
     Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                              DIANON SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 30, 1997


           The Annual Meeting of the shareholders of DIANON Systems, Inc. (the "Company") will be held at the Company's corporate headquarters at 200 Watson Boulevard, Stratford, Connecticut, on Thursday, October 30, 1997, at 10:00 A.M., for the following purposes:

               (1)  To elect directors for the ensuing year;

               (2) To ratify the appointment of Arthur Andersen, LLP as the independent public accountants of the Company for the calendar year ended December 31, 1997; and

               (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

           Only shareholders of record at the close of business on September 19, 1997 will be entitled to vote at the Annual Meeting. A list of shareholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and during business hours from October 20, 1997 to the date of the Annual Meeting at the Company's corporate headquarters.

           Whether you expect to attend the Annual Meeting or not, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

                                            By Order of the Board of Directors

                                                    David R. Schreiber
                                                   Corporate Secretary

200 Watson Boulevard
Stratford, Connecticut 06497
September 30, 1997

            IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED
                              AND RETURNED PROMPTLY

                              DIANON SYSTEMS, INC.
                                 PROXY STATEMENT

September 30, 1997

           This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of DIANON Systems, Inc. ("DIANON" or the "Company") for use at the Annual Meeting of its shareholders to be held at the Company's corporate headquarters at 200 Watson Boulevard, Stratford, Connecticut on Thursday, October 30, 1997, at 10:00 A.M.

           Shares cannot be voted at the Annual Meeting unless the owner thereof is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted "FOR" the election of the named director nominees and approval of the other proposal set forth in the Notice of Annual Meeting of Shareholders of the Company. The Board of Directors of the Company knows of no other matters which may be brought before the Annual Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a person present at the Annual Meeting may withdraw his or her proxy and vote in person. Rights of appraisal or similar rights of dissenters are not available to shareholders of the Company with respect to any matter to be acted upon at the Annual Meeting.

           The Annual Report of the Company (which does not form a part of these proxy solicitation materials), including the financial statements of the Company, is enclosed herewith.

           The mailing address of the principal executive office of the Company is 200 Watson Boulevard, Stratford, Connecticut 06497. This Proxy Statement and the accompanying form of proxy are expected to be mailed to the shareholders of the Company on or about September 30, 1997.



                                VOTING SECURITIES

           The Company has only one class of voting securities outstanding, its Common Stock, par value $0.01 per share (the "Common Stock"). On September 19, 1997, 6,463,313 shares of Common Stock were outstanding. At the Annual Meeting, each shareholder of record at the close of business on September 19, 1997, will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting.



                              ELECTION OF DIRECTORS

           Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote at the Annual Meeting "FOR" the election of the nominees named below as directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF SUCH NOMINEES.

           If any nominee is unable to stand for election when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person, if any, as shall be designated by the present Board of Directors to replace such nominee. The Board of Directors does not presently anticipate that any nominee will be unable to stand for election.

           The following information with respect to the principal occupation or employment, other affiliations and business experience of each nominee during the last five years has been furnished to the Company by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

Set forth below is certain information concerning each nominee for director of DIANON Systems, Inc. All of the nominees are currently directors of the Company.

           Kevin C. Johnson, age 42, a Director since May 1996, is President and Chief Executive Officer of the Company. Mr. Johnson joined Dianon as President in May 1996, and was appointed to the additional position of Chief Executive Officer in February 1997. Formerly, Mr. Johnson was with Corning Inc., a manufacturer of specialty materials and a provider of laboratory services, for eighteen years, serving most recently as Vice President and General Manager of Corning Clinical Laboratories' Eastern region in Teterboro, New Jersey.

           John P. Davis, age 55, a Director since 1984, is President and Chief Executive Officer of Calypte Biomedical Corp., a diagnostic products company. From 1984 to January 1995, Mr. Davis was an officer of the Company. Mr. Davis joined the Company in January 1984 as President and Chief Operating Officer, and subsequently became co-Chief Executive Officer in 1992 and Chief Executive Officer in 1994. In January 1995, Mr. Davis resigned as Chief Executive Officer of the Company and became Vice Chairman of the Board. As of February 1997, Mr. Davis was elected non-executive Chairman of the Board. Mr. Davis also serves as a Director of PepGen Corporation and as a Director of Cyto Logix, Inc.

           James B. Amberson, age 46, a Director since January 1995, is Senior Vice President and Chief Medical Officer of the Company. Dr. Amberson joined DIANON in 1989 as Director, Cytometry Business Unit, and has served as Vice President of Pathology Services, Vice President of Medical Affairs and Senior Vice President and General Manager of the Anatomic Pathology Unit before his present position. Prior to joining the Company, Dr. Amberson was Assistant Professor of Pathology, Cornell University Medical College for six years. Dr. Amberson holds an MD from Johns Hopkins University and an MBA from Columbia University School of Business.

           E. Timothy Geary, age 46, a Director since June 1997, is Chairman, President and Chief Executive Officer of National Surgery Centers, Inc. of Chicago, Illinois, the leading independent owner and operator of ambulatory surgery centers in the country. Prior to founding National Surgery Centers in 1987, Mr. Geary served as a Vice President with Medical Care International. Mr. Geary is a member of the Board of Directors of the Federated Ambulatory Surgery Association. Mr. Geary holds an MBA and BA from the University of Chicago.

          G. S. Beckwith Gilbert, age 55, a Director since October 1995, is President, Chief Executive Officer and a Director of Field Point Capital Management Company in Greenwich, Connecticut, a merchant banking firm. Mr. Gilbert is also a partner of Wolsey & Co., a merchant banking firm. In addition, Mr. Gilbert is Chairman of the Board and a Director of Megadata Corporation as well as a Director of Davidson Hubeny Brands, Inc. and TMS Technologies, Inc. Mr. Gilbert is a graduate of Princeton University and holds an MBA from New York University. In February 1997, the Board elected Mr. Gilbert as Chairman of the Executive Committee.

           Jeffrey L. Sklar, age 49, a Director since 1994, is Professor of Pathology, Harvard Medical School, and Director, Divisions of Diagnostic Molecular Biology and of Molecular Oncology, Department of Pathology, Brigham and Women's Hospital. Dr. Sklar has served on numerous editorial boards and has consulted widely to the biotechnology industry. In addition, Dr. Sklar serves on the Scientific Advisory Committee for Clinical Science, The Fred Hutchinson
Cancer Center, Seattle, Washington; the Scientific Advisory Committee, New England Primate Research Center, Harvard University; the External Review Committee, Dana-Farber Cancer Institute, Boston, and the Pathology B Study Section, National Institutes of Health. Dr. Sklar holds an MD and Ph.D. from Yale University and an MA (honorary) from Harvard University.


           Richard A. Sandberg and Walter O. Fredericks, who are presently serving as Directors, will not be standing for reelection.

COMMITTEES OF THE BOARD

           The Company's Board of Directors presently has standing Audit, Compensation, and Executive Committees, the current membership and principal responsibilities of which are described below. The Board of Directors does not have a Nominating Committee.

Audit Committee

           Members:   Mr. Davis, Mr. Gilbert and Mr. Fredericks

           The Audit Committee's functions include reviewing with the independent public accountants the plan for and results of their audit, the adequacy of the Company's systems of internal accounting controls and any material breakdown in such controls. In addition, the Audit Committee reviews the independence of the independent public accountants and their fees for services rendered to the Company.

Compensation Committee

           Members:   Mr. Davis, Mr. Gilbert and Dr. Sklar

           The Compensation Committee's functions include setting compensation of the directors and the executive officers. In addition, the Compensation Committee has the authority to grant certain awards under the 1991 and 1996 Stock Incentive Plans.

Executive Committee

           Members:   Mr. Gilbert, Mr. Davis and Mr. Johnson

           The Executive Committee was established in February 1997 with its primary function of assisting management in formulating the Company's long-term strategy. Mr. Gilbert was elected Chairman of the Executive Committee.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

           During the 1996 fiscal year the Board of Directors held six regular meetings and four special meetings. In addition, the Audit Committee met twice and the Compensation Committee met three times. During such fiscal year each director attended at least 75% of the aggregate of (i) the regular and special meetings of the Board and (ii) the meetings of the committees of the Board on which such director served.

COMPENSATION OF DIRECTORS

           Directors who are not employees of the Company are paid $1,500 for each meeting of the Board of Directors attended in person and $500 for each meeting attended by telephone. In addition, committee members are paid $500 for each committee meeting attended which does not occur on the same day as a Board meeting. Directors are also reimbursed for expenses to attend meetings of the Board and its committees. In addition, the Company has made payments to Brigham & Women's Hospital, Inc., for which Dr. Sklar is director, Division of
Diagnostic Molecular Biology, Department of Pathology. See "Compensation Committee Interlocks and Insider Participation."

           Pursuant to the Company's 1996 Stock Incentive Plan, Directors who are not employees of the Company receive (i) automatic initial and quarterly grants of stock options with tandem limited stock appreciation rights beginning July 1995, (ii) automatic quarterly grants of shares of Common Stock beginning January 1997 and (iii) additional stock options or other awards to the extent granted by the Board of Directors in its discretion.

           Each initial and quarterly stock option which is automatically granted under such plan is exercisable for that number of shares obtained by dividing $5,000 by the closing price of the Common Stock on the date of grant and is exercisable at that price. Each such option has a 10-year term and vests with respect to 10% of the underlying shares on the date which is three months after the date of grant, and an additional 10% at the end of each three-month period thereafter. Each such option can be exercised for five years following a director's termination of service to the extent it had vested prior to termination. Each automatic quarterly stock grant is for the number of shares obtained by dividing $2,000 by the closing price of the Common Stock on the date of grant, and is fully vested at grant.

           In November 1996, pursuant to authorization by the Board of Directors, the Company granted to Dr. Sklar an option to purchase 10,000 shares of Common Stock at an exercise price of $6.375 to compensate him for his services as a Director. Such option vests 40% on grant, and an additional 20% on each of August 4, 1997, August 4, 1998 and August 4, 1999. Such grant is a replacement of an option to purchase 10,000 shares of Common Stock authorized by the Board in 1994, but not accepted by Dr. Sklar at that time due to the conditions of his employment by Brigham & Women's Hospital, Inc. In October 1996, pursuant to authorization by the Board of Directors, the Company granted an option to purchase 10,000 shares of Common Stock at an exercise price of $7.125 per share to Mr. de Bruin in replacement of options issued in June 1993 which had the same exercise price, were due to expire in June 2000 and were 60% vested as of October 1996 with the remaining options vesting 20% on each of June 4, 1997 and June 4, 1998. These replacement options vested 100% in October 1996 and expire ten years from the date of grant.

           Messrs. Sandberg and Johnson and Dr. Amberson, who are employees of the Company, receive no additional compensation for their services as Directors of the Company.

VOTING FOR DIRECTORS

           Abstentions are included in the determination of the existence of a quorum. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions are not counted for purposes of election of directors.



                               EXECUTIVE OFFICERS

           For information with respect to Mr. Johnson and Dr. Amberson, who are also Directors, see "Election of Directors - Information Concerning Directors and Nominees."

           James T. Barry, age 36, has served as Vice President, Marketing and Technology since December 1996. Mr. Barry joined the Company in July 1989 as Corporate Recruiter and subsequently served as Director of Managed Care. Before joining the Company, Mr. Barry was a major in the U.S. Marine Corps. Mr. Barry holds a BA from Rhode Island College.

           Steven T. Clayton, age 31, has served as Vice President, Information Services since he joined the Company in December 1996. Prior to joining the Company, Mr. Clayton was with Corning Clinical Laboratories for nine years serving most recently as the Midwest Regional Director of Information Systems. Mr. Clayton holds an ASM from Thomas Edison State College.

           David R. Schreiber, age 37, has served as Senior Vice President, Finance, Chief Financial Officer and Corporate Secretary since November 1996 when he joined the Company. Formerly, Mr. Schreiber was with Corning Clinical Laboratories, a provider of laboratory services, for 10 years, serving most recently as Vice President and General Manager of the laboratory's Midwest region. Mr. Schreiber holds an MBA from Northern Illinois University.

           Martin J. Stefanelli, age 36, has served as Vice President, Laboratory Operations since May 1997. Mr. Stefanelli joined the Company in January 1990 as a Sales Representative and subsequently served as Logistics Manager, Marketing Manager and Director of Operations, Anatomic Pathology. Before joining the Company, Mr. Stefanelli was a captain in the U.S. Army. Mr. Stefanelli holds a BS from the United States Military Academy.

           Vernon L. Wells, age 39, joined the Company in September 1997 as Vice President, Sales. Formerly, Mr. Wells was with Quest Diagnostics Inc., a provider of laboratory services, for 13 years, serving most recently as a Vice President of Sales and Marketing. Mr. Wells holds a BS from the University of Southern California.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

           The Compensation Committee of the Board of Directors of DIANON Systems, Inc. (the "Committee") sets forth its report on executive compensation below. This Committee report documents the components of the Company's executive officer compensation programs and describes the basis on which 1996 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers that are named in the compensation tables below.

COMPENSATION PROGRAM COMPONENTS

           The Committee is responsible for setting and monitoring the effectiveness of the compensation provided to the Company's Directors and executive officers. In its decision-making, the Committee is guided by a compensation philosophy designed to reward employees for the achievement of business goals and the maximization of shareholder returns. Specific levels of pay and incentive opportunity are determined by the competitive market for executive talent and, where appropriate, the need to invest in the future growth of the business. The compensation program, which provides incentives for executive officers to achieve the short-term and long-term goals of the Company, comprises three components: base salary, incentive compensation and stock option awards.

           BASE SALARY - Base pay levels are largely determined through comparisons with service companies of similar size. Since the Company's current strategy places greater reliance on outstanding professional and management skills than on proprietary technology, the Company believes that base salaries at the high end of the competitor range may be required in certain circumstances to maintain the Company's strategic position. Actual salaries are based on individual performance contributions within a tiered salary range for each position that is established through job evaluation and competitive comparisons.

           MANAGEMENT INCENTIVE PLAN - The Company's Management Incentive Plan provides cash bonus incentives ("Incentive Payments") for all management employees. The bonus payment under this plan is based on a fixed percentage of an employee's annual salary, which increases with the grade of an employee's position from 10% to a maximum of 40%. This percentage of salary is then adjusted to reflect the degree to which Company and individual performance goals are achieved
           (respectively, the "Company Achievement Percentage" and the "Individual Achievement Percentage") by multiplying the employee's fixed bonus percentage by the Company Achievement Percentage and by the Individual Achievement Percentage. The maximum bonus attainable is limited to the prescribed salary percentage, unless certain special Company sales and income goals are met. Achieving these special "stretch" goals entitles participants to additional compensation equal to 50% of the amount otherwise payable under the Management Incentive Plan ("Extra Incentive Payout"). Actual awards are subject to decrease or increase at the discretion of the Committee.

           The Company's goals and the Company Achievement Percentage for 1996 were based on sales growth and targeted earnings per share levels. The principal factor in measuring performance against Company goals is actual sales growth compared to planned sales growth. Failing to achieve targeted earnings per share goals can limit Incentive Payments but exceeding earnings per share goals cannot increase Incentive Payments if sales growth is not also achieved. Targeted sales growth was met for 1996, however, the Company Achievement Percentage was approximately 68% (rather than equal to or greater than 100%) because actual earnings per share levels (on which such percentage is based) were less than targeted earnings per share levels. Special Company goals entitling participants to Extra Incentive Payouts were not reached. The individual goals for executive officers were established by the CEO and each executive officer. At the end of the year, each officer's performance was reviewed and assigned an Individual Achievement Percentage. Taken together, these Company and Individual Achievement Percentages generated 1996 bonuses representing approximately 11% to 29% of annual base salary for such officers.

           STOCK OPTION PROGRAM - The Committee strongly believes that by providing executives an opportunity to own shares of Company stock, the best interests of shareholders and executives will be closely aligned. Therefore, all executives are eligible to receive stock options from time to time giving them the right to purchase shares of Common Stock of the Company at a specific price in the future. The number of stock options granted to executive officers is determined at the discretion of the Committee based on the accomplishments of such executives, their length of service with the Company, the number of prior awards received by such officer, the relative value as well as the exercise price of such awards, and competitive practices. During 1996 the Committee also offered short-term stock options to all employees of the Company, in proportion to their respective salaries, pursuant to the Company's Employee Stock Purchase Plan which was approved by the Company's shareholders at the 1995 Annual Meeting.

DISCUSSION OF 1996 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

           The Committee meets with the Chief Executive Officer to evaluate his performance. Mr. Sandberg served as CEO until May 1996, and continued to serve as Chairman of the Board for the remainder of the year. For 1996 Mr. Sandberg's incentive compensation was based on the Company Achievement Percentage and the Committee's evaluation regarding his overall performance based on both quantitative and qualitative objectives and expectations, which were set by the Board at the start of the year. The Committee awarded Mr. Sandberg incentive compensation in 1996 which represented approximately 9% of his annual base salary for the year. In addition, during 1996 Mr. Sandberg received no grants of stock options other than a grant of short-term stock options pursuant to the Company's Employee Stock Purchase Plan. After extensive review of certain operating, strategic and financial performance measures, it was the decision of the Compensation Committee and the Board of Directors to transfer general management and operating responsibilities to Kevin C. Johnson, hired as President in May 1996.

           This report has been provided by the Compensation Committee of the Board of Directors:

                                  John P. Davis
                             G. S. Beckwith Gilbert
                           Jeffrey L. Sklar, MD, Ph.D.

                           SUMMARY COMPENSATION TABLE

           The following table sets forth information with respect to the following named executive officers: (i) the person who served as Chief Executive Officer ("CEO") during 1996, (ii) the four executive officers other than the CEO serving at December 31, 1996 whose total salary and bonus for 1996 exceeded $100,000, and (iii) two additional executive officers who terminated employment with the Company during 1996.

                                                                            Long Term
                                              Annual Compensation          Compensation
                                       ---------------------------------   ------------
                                                                Other       Securities
        Name and                                                Annual      Underlying       All Other
   Principal Position          Year    Salary      Bonus     Compensation   Options(1)     Compensation
   ------------------          ----    ------      -----     ------------  ------------    ------------

Richard A. Sandberg (2)         1996  $212,500  $ 20,000       $  --            --         $ 3,681(3)
Chairman of the Board and       1995   212,500    36,975          --            --           3,681
   Chief Executive Officer      1994   203,280    47,902          --        20,000           3,681

Kevin C. Johnson (4)            1996   174,520    50,000(5)       --       200,000           1,507(6)
President and Director

David R. Schreiber (7)          1996    29,231    80,000(8)       --        50,000           1,742(9)
Sr. Vice President Finance,
   Chief Financial Officer and
   Corporate Secretary

James B. Amberson, MD           1996   200,013    47,869          --        15,000           2,530(10)
Sr. Vice President and          1995   185,465    36,997          --        25,000           2,104
   Chief Medical Officer and    1994   173,764    39,230          --        31,500          12,889
   Director

Albert A. Luderer, Ph.D. (11)   1996   171,191    29,206          --            --          9,199(13)
Vice President, Technology      1995   163,369    41,758       4,190(12)    10,000          8,530
                                1994   155,048    27,110       2,214(12)    26,000         22,639

Carl R. Iberger (14)            1996    88,587    13,212          --            --         71,318(15)
Vice President, Finance and     1995   108,952    27,788          --            --          3,144
   Administration and           1994   103,981    17,847          --        26,800          3,465
   Corporate Secretary

Daniel J. Cronin (16)           1996    89,048    13,564          --            --          6,368(17)
Vice President, Management      1995    91,038    18,995          --         4,000          3,092
   Information Systems          1994    79,615    15,904          --        15,800            726




(1) Does not include options granted under the Company's Employee Stock Purchase Plan, which were made available to all employees of the Company, in proportion to their respective salaries, on a nondiscriminatory basis.

(2) Mr. Sandberg ceased serving as Chief Executive Officer of the Company in May 1996, while continuing to serve as an employee holding the title Chairman of the Board. As of February 1997, Mr. Sandberg resigned as Chairman of the Board. He continues to be employed as a consultant to the Company, and will serve as a Director until the upcoming Annual Meeting.

(3) The $3,681 indicated for Mr. Sandberg represents contributions paid by the Company pursuant to the Company's 401(K) Retirement Plan and premiums paid by the Company for term life insurance, which for 1996 amounted to $1,500 and $2,181, respectively.

(4) Mr. Johnson joined the Company as President in May 1996 and was appointed to the position of Chief Executive Officer in February 1997.

(5) The $50,000 indicated for Mr. Johnson represents a sign-on bonus he received when he joined the Company in May 1996.

(6) The $1,507 indicated for Mr. Johnson represents premiums paid by the Company for term life insurance.

(7) Mr. Schreiber joined the Company as Senior Vice President, Finance, Chief Financial Officer and Corporate Secretary in November 1996.

(8) The $80,000 indicated for Mr. Schreiber represents a sign-on bonus he received when he joined the Company in November 1996.

(9) The $1,742 indicated for Mr. Schreiber represents relocation costs paid in 1996.

(10) The $2,530 indicated for Dr. Amberson represents contributions paid by the Company pursuant to the Company's 401(K) Retirement Plan and premiums paid by the Company for term life insurance, which for 1996 amounted to $1,500 and $1,030, respectively.

(11) Dr. Luderer resigned as Vice President, Technology in January 1997.

(12) The amounts indicated for 1995 and 1994 for Dr. Luderer are relocation tax gross-ups.

(13) The $9,199 indicated for Dr. Luderer includes deferred compensation under the Company's vacation banking policy accrued for during 1996, contributions paid by the Company pursuant to its 401(K) Retirement Plan, and premiums paid by the Company for term life insurance, which for 1996 amounted to $6,681, $1,300 and $1,218, respectively.

(14) Mr. Iberger resigned as Vice President, Finance and Administration and as Corporate Secretary in September 1996.

(15) The $71,318 indicated for Mr. Iberger represents severance pay, contributions paid by the Company pursuant to the Company's 401(K) Retirement Plan and premiums paid by the Company for term life insurance, which for 1996 amounted to $69,339, $1,500 and $479, respectively.

(16) Mr. Cronin resigned as Vice President, Management Information Systems in December 1996.

(17) The $6,368 indicated for Mr. Cronin represents severance pay, contributions paid by the Company pursuant to the Company's 401(K) Retirement Plan and premiums paid by the Company for term life insurance, which for 1996 amounted to $5,452, $520 and $396, respectively.


EMPLOYMENT AND SEVERANCE AGREEMENTS

           The Company entered into an employment agreement with Mr. Johnson on May 2, 1996. The agreement provides for Mr. Johnson to serve as President of the Company at an initial base salary of $275,000 per annum, the grant of options to purchase 200,000 shares of Common Stock with a 10-year term and an exercise price of $5.69, stock grants of 15,000 shares of Common Stock on each of January 2, 1997 and January 2, 1998 provided Mr. Johnson continues to be employed with the Company on such dates, a signing bonus of $50,000 and a loan of $150,000. The loan carries an interest rate of 5.9%, payable annually, and is repayable upon termination of Mr. Johnson's employment with the Company. If Mr. Johnson continues to be employed with the Company, the loan principal will be forgiven at the rate of $2,500 per completed month of employment from January 31, 1998 through December 31, 2002. This agreement provides that in the event of a termination of Mr. Johnson's employment other than for "Cause," as defined in the agreement, he is entitled to receive one year's salary and other benefits. Subject to the foregoing, this agreement is subject to termination at will by either party.

           The Company entered into an employment agreement with David R. Schreiber on September 30, 1996 as the Chief Financial Officer and Senior Vice President, Finance. The agreement provides for an initial base salary of $190,000 per annum, the grant of options to purchase 50,000 shares of Common Stock with a 10-year term and an exercise price of $6.625, a signing bonus of $80,000 and a stock grant of 7,500 shares of Common Stock on April 1, 1997. This agreement provides that in the event of a termination of Mr. Schreiber's employment other than for "Cause," as defined in the agreement, he is entitled to receive one year's salary (and certain other benefits) if such termination occurs within the first year of employment or six months after the Company is acquired by another business entity, or six month's salary (and certain other benefits) if such termination occurs after such period. Subject to the foregoing, this agreement is subject to termination at will by either party.

           Richard A. Sandberg resigned as Chairman of the Board and as an officer of the Company effective February 27, 1997. In connection with his resignation, the Company and Mr. Sandberg entered into an agreement, dated February 27, 1997 and amended on April 30, 1997, pursuant to which the Company agreed to employ Mr. Sandberg, and Mr. Sandberg agreed to be employed, as a consultant to the President until February 28, 1998 or his earlier death, disability, resignation, or termination for "Cause," as defined in the agreement. Such agreement provides for Mr. Sandberg to receive annual base compensation of $232,000 plus all benefits provided to management employees of the Company other than participation in management incentive programs. In addition such agreement provides that all options to purchase Common Stock held by Mr. Sandberg as of February 27, 1997 became fully vested on such date to the extent not previously vested. Mr. Sandberg also had, pursuant to this agreement, the right to sell each such option to the Company at any time on or before May 28, 1997 for cash at a price equal to (i) the number of shares of Common Stock covered by such option being sold multiplied by (ii) the amount by which $10.875 exceeds the exercise price of such option (which right was not exercised by Mr. Sandberg during such period). If such agreement is not otherwise renewed by mutual agreement of the Company and Mr. Sandberg, it terminates by its terms on February 28, 1998, in which event for six months after such termination, Mr. Sandberg will be entitled to severance pay of $19,333 per month plus medical insurance premiums and car allowance. Under these circumstances, Mr. Sandberg's stock options to purchase 20,000 shares of Common Stock will terminate in May 1998 and options to purchase 156,000 shares will terminate in February 2000. Mr. Sandberg has agreed that he will not compete with the Company within the United States for a period of two years after the termination of his employment as a consultant pursuant to this agreement. The Company also loaned Mr. Sandberg $300,000 which loan is repayable in full in two years and bears interest, payable annually, at the rate of 9.5% per annum.

           The Company entered into agreements with Richard A. Sandberg and Dr. James B. Amberson (the "Employees") on September 1, 1996, which provide that in the event of a "Change in Control" of the Company, as defined in the agreements, if the Employee's employment is terminated other than for "Cause," as defined in the agreements, he is entitled to receive one year's salary and bonus and all his stock options will vest completely. Mr. Amberson's agreement expires in September 2001 and is subject to successive automatic one-year renewals thereafter (unless certain notice is given). Mr. Sandberg's agreement was superseded by his February 27, 1997 agreement.

           The Company also entered into an employment  agreement with Dr. James
B. Amberson on September 1, 1996. Pursuant to such agreement, Dr. Amberson is entitled to a salary as determined by the Company and other benefits of the Company. This agreement provides that in the event of a termination of Dr. Amberson's employment for other than "Stated Cause" (as defined in the agreement), he is entitled to receive six month's salary and other benefits. Subject to the foregoing, this agreement is subject to termination at will by either party.

           The Company entered into an employment agreement with Steven T. Clayton on November 18, 1996 as Vice President, Information Services of the
Company. The agreement provides for an initial base salary of $120,000 per annum, a signing bonus of $14,000 and the grant of options to purchase 15,000 shares of Common Stock with a 10-year term and an exercise price of $7.875.

           During the third quarter of 1996, the Company recorded a charge of $133,933 for severance benefits relating to Messrs. Iberger and Cronin, two officers of the Company who resigned their full-time employment and officer positions in September 1996 and December 1996, respectively. Mr. Iberger received a lump sum payment of $60,000 and severance payments totaling approximately $27,000 for the nine-month period after his termination. The Company paid Mr. Cronin severance payments of $7,270 per month for the four-month period after his termination and for the following two months because he had not obtained other employment.

PERFORMANCE GRAPH

           The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative shareholder return on an indexed basis with a broad equity market index and either a published industry index or an index of peer companies selected by the Company. The graph below compares the cumulative total return during such period on $100 invested as of December 31, 1991 in the Common Stock of the Company, the H&Q Health Care Sub-Sector excluding the Biotechnology Sector of the Hambrecht & Quist Technology and Growth Indices and the NASDAQ National Market Index, assuming the reinvestment of all dividends:

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
           [Graph depicting the following information is shown here.]

                                                       H&Q Health Care
                 DIANON        NASDAQ National     Excluding Biotechnology
DATES            SYSTEMS        MARKET - U.S.            SUB-SECTOR
-----            -------       -------------             ----------
Dec-91           100.00           100.00                  100.00
Dec-92            80.00           116.38                   84.30
Dec-93            43.64           133.60                   60.38
Dec-94            29.09           130.60                   64.15
Dec-95            30.91           184.69                  106.81
Dec-96            62.73           227.13                  118.59


CHANGE OF CONTROL PROVISIONS

           As a general matter, under the Company's 1996 Stock Incentive Plan, upon the occurrence of a Change of Control (as defined below), (1) all outstanding stock options, SARs, and limited SARs, including those held by Outside Directors (as defined in such plan), will become fully exercisable and vested, (2) all other awards under the Plan will become fully vested, and (3) to the extent the cash payment of any award is based on the fair market value of stock, such fair market value will be the Change of Control Price (as defined below).

           A "Change of Control" is deemed to occur on the date (1) any person or group acquires beneficial ownership of securities representing 25% or more of the Company's total voting power (with certain exceptions), (2) individuals who constitute the "Current Directors" (as defined in the Plan) fail to constitute at least two-thirds of the Board of Directors, (3) the shareholders approve a merger or consolidation unless following such transaction (a) the beneficial owners of the Company's Common Stock before the transaction own securities representing more than 50% of the total voting power of the company resulting from the transaction, and (b) at least a majority of members of the board of directors of the company resulting from the transaction were members of the Company's Board of Directors at the time such Board approved the transaction, or
(4) the shareholders of the Company approve a sale of substantially all of its assets.

           The "Change of Control Price" is the highest price per share of Common Stock paid in any open market transaction, or paid or offered to be paid in any transaction related to a Change of Control, during the 90-day period ending with the Change of Control, except that for an SAR granted in tandem with an ISO, such price is the highest price paid on the date the SAR is exercised.

           Each of the Company's Employee Stock Purchase Plan and the 1991 Stock Incentive Plan contain change of control provisions generally comparable to the change of control provisions contained in the Company's 1996 Stock Incentive Plan, as described above, except that options granted under the Employee Stock Purchase Plan will become exercisable (if not already exercisable) as of the first business day that is at least 30 days after the "Change of Control" rather than immediately.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

           To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended December 31, 1996, all Section 16(a) reporting requirements applicable to its officers, directors and greater than ten percent beneficial shareholders were complied with except for the following:
Messrs. Johnson, Schreiber, Clayton, Verfurth and Barry each were late in filing their initial Form 3 when becoming subject to the Section 16 reporting requirements; Drs. Amberson and Sklar each filed a late report with respect to one transaction; and Mr. Gilbert filed a late report with respect to five automatic outside director option grants under the Company's 1996 Stock Incentive Plan that became effective upon shareholder approval of such plan at the Company's Annual Meeting of Shareholders on October 24, 1996.

STOCK OPTIONS

           The following table shows, as to the named executive officers of the Company, information about option grants in the last fiscal year. As of September 19, 1997, the Company has not granted any Stock Appreciation Rights to the named executive officers.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                         Individual Grants
-------------------------------------------------------------------------------
                                                                                  Potential Realizable
                         Number of       % of Total                                 Value at Assumed
                         Securities        Options                               Annual Rates of Stock
                         Underlying      Granted to    Exercise or                 Price Appreciation
                          Options        Employees     Base Price    Expiration    for Option Term
      Name             Granted(#)(1)     in 1996(1)     ($/Share)       Date      5%($)        10%($)
      ----             -------------     ----------    ---------        ----      -----        ------

Richard A. Sandberg            --           --         $    --             --    $    --   $      --
Kevin C. Johnson          200,000 (2)       43%         5.6900       05/02/06    715,682   1,813,679
David R. Schreiber         50,000 (3)       11%         6.6250       10/01/06    208,321     527,927
James B. Amberson, MD      15,000 (4)        3%         6.3750       11/04/06     60,138     152,402
Albert A. Luderer, Ph.D        --           --              --             --         --          --
Carl R. Iberger                --           --              --             --         --          --
Daniel J. Cronin               --           --              --             --         --          --


(1) Does not include options granted under the Company's Employee Stock Purchase Plan, which were made available to all employees of the Company on a non-discriminatory basis.

(2) In May 1996, the Company granted Mr. Johnson options to purchase 200,000 shares of Common Stock at $5.69 per share pursuant to his employment agreement. These options vest 40% in May 1998 and 20% during each year thereafter. Upon termination of employment, all unvested options are canceled and all vested options expire 90 days after termination of employment.

(3) In October 1996, the Company granted Mr. Schreiber options to purchase 50,000 shares of Common Stock at $6.625 per share pursuant to his employment agreement. These options vest 40% in October 1998 and 20% during each year thereafter. Upon termination of employment, all unvested options are canceled and all vested options expire 90 days after termination of employment.

(4) In November 1996, the Company granted certain employees and officers options to purchase 203,000 shares of Common Stock at $6.375 per share. Half of each employee's options vest 40% in November 1998 and 20% during each year thereafter and the remaining half vest 40% in November 1999 and 20% during each year thereafter. Upon termination, all unvested options are canceled and all vested options expire 90 days after termination of employment.

           The following table shows aggregate option exercises in the last fiscal year and fiscal year-end option values for the named executive officers.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                             Value
                                            Realized                                             Value of Unexercised
                                            (Market                   Number of                  In-the-Money Options
                                            Price at           Securities Underlying             at FY-End (based on
                                            Exercise                Unexercised                    FY-End Price of
                                 Shares       less              Options at FY-End(#)             $8.625/share)($)(1)
                              Acquired on   Exercise       -----------------------------    -----------------------------
      Name                    Exercise(#)   Price)($)      Exercisable     Unexercisable    Exercisable     Unexercisable
      ----                    -----------   ---------      -----------     -------------    ------------    -------------

Richard A. Sandberg (2)            --       $    --          149,024         26,976         $101,160         $ 58,140
Kevin C. Johnson                   --            --               --        200,000               --          587,500
David R. Schreiber                 --            --               --         50,000               --          100,000
James B. Amberson, MD              --            --           19,340         52,160           78,617          167,555
Albert A. Luderer, Ph.D        12,800        41,632               --             --               --               --
Carl R. Iberger                    --            --           15,440             --           62,764               --
Daniel J. Cronin                7,920        26,326               --             --               --               --

(1) Computed based upon difference between aggregate fair market value and aggregate exercise price.

(2) Mr. Sandberg resigned as Chairman of the Board and as an officer of the Company effective February 27, 1997. In connection with his resignation, the Company and Mr. Sandberg entered into an agreement that provided that all options to purchase Common Stock held by Mr. Sandberg as of February 27, 1997 became fully vested on such date to the extent not previously vested (which resulted in options to purchase 26,976 shares of Common Stock becoming fully vested on such date). See "Executive Compensation - Employment and Severance Agreements."



           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           Dr. Sklar served as a member of the Compensation Committee of the Company's Board of Directors during the last completed fiscal year and is continuing to serve as such in the 1997 fiscal year. In 1995 the Company entered into a three-year research and development agreement with Brigham & Women's Hospital, Inc., for which Dr. Sklar is director, Division of Diagnostic Molecular Biology, Department of Pathology. The agreement requires the Company to make quarterly payments of $30,000 totaling $360,000 in exchange for an option to obtain rights in certain existing inventions as well as inventions developed during the course of research conducted by Dr. Sklar in the areas of cancer detection and diagnosis. The Company paid $120,000 and $60,000 in 1996 and 1995, respectively. As of December 31, 1996, the Company terminated this agreement effective June 30, 1997 and thereafter paid $60,000 in 1997 for consulting services by Dr. Sklar. In addition, the Company has made payments to Brigham & Women's Hospital, Inc. of $30,000 in each of 1996 and 1995 for consulting services by Dr. Sklar.

                     OWNERSHIP OF VOTING STOCK BY MANAGEMENT

           The following table gives information concerning the beneficial ownership of Common Stock as of September 19, 1997 by each of the Company's directors and each of the named executive officers, and all directors and executive officers as a group.

                           Total Shares
                           Beneficially     Direct     Right to       Percent of
Beneficial Owners          Owned(1)(2)     Ownership   Acquire(3)     Class(4)
-----------------          -----------     ---------   ----------     --------

Richard A. Sandberg          203,556        12,257     185,520         3%
Kevin C. Johnson              30,666        15,170          --         -- (5)
David R. Schreiber             7,500         7,500          --         -- (5)
James B. Amberson, MD         71,353        15,652      40,035         1%
Albert A. Luderer                 --            --          --         -- (5)
Carl R. Iberger               21,710        17,390       4,320         -- (5)
Daniel J. Cronin                  --            --          --         -- (5)
John P. Davis                 237,136       116,896     120,240        4%
Walter O. Fredericks            8,732           676       8,056        -- (5)
Jeffrey L. Sklar               10,832           676      10,156        -- (5)
G. S. Beckwith Gilbert      1,803,999     1,800,676       3,323       28% (6)
E. Timothy Geary                  375           213         162        -- (5)

All current directors and
   executive officers as    2,349,566     1,969,716     374,241       34%
   a group (13 persons)


---------------

(1) The information as to beneficial ownership is based on statements furnished to the Company by its executive officers and directors. Each executive officer and director has sole voting and sole investment power with respect to his respective shares listed above, except that the shares reported for Mr. Gilbert include 121,951 shares which are held by a trust of which Mr. Gilbert is a trustee, as to which Mr. Gilbert shares voting and investment powers. Amounts shown for Messrs. Sandberg and Johnson and Dr. Amberson include 15,666 shares held in the Company's 401(K) Retirement Plan, as to which such officers share voting power as trustees of such plan and each individual plan participant has investment power, subject to the terms of such plan, of the shares in his account; such amount includes 9,887 and 170 shares in Messrs. Sandberg and Johnson's accounts, respectively.
(2) Includes shares listed under the captions "Direct Ownership" and "Right to Acquire," as well as shares held in the Company's 401(K) Retirement Plan which are beneficially owned by the named individuals as trustees of such plan but as to which such trustees have no economic interest.
(3) Individuals have the right to acquire these shares within 60 days of September 19, 1997 by the exercise of stock options or through purchases under the Company's Employee Stock Purchase Plan.
(4) For the purposes of this table, "Percent of Class" held by each individual has been calculated based on a total class equal to the sum of (i) 6,463,313 shares of Common Stock issued and outstanding on September 19, 1997 plus (ii) for such individual the number of shares of Common Stock subject to stock options or warrants presently exercisable, or exercisable within 60 days after September 19, 1997, held by that individual, and which percent is rounded to the nearest whole number.
(5)  Owns less than 1% of the outstanding Common Stock.
(6) As of September 19, 1997, Mr. Gilbert cannot vote, without restriction, any Common Stock or other voting securities of the Company beneficially owned by him representing greater than 20% of the total voting power of the Company's voting securities outstanding from time to time, or 1,292,663 votes as of September 19, 1997. As of September 19, 1997, any votes in excess of 1,292,663 represented by Common Stock or other voting securities of the Company beneficially owned by Mr. Gilbert as of such date are required to be voted in proportion to the votes cast by all other shareholders of the Company.


             OWNERSHIP OF VOTING STOCK BY CERTAIN BENEFICIAL OWNERS

           The following table sets forth information with respect to the only persons who, to the best knowledge of the Company's management as derived from schedules 13D and 13G, beneficially owned more than five percent of the Common Stock as of September 19, 1997 (unless otherwise indicated below, each person included in the table has sole voting and investment power with respect to all shares included therein):

                                                          Amount and Nature
                      Name and Address of                   of Beneficial           Percent
Title of Class        Beneficial Owner                        Ownership            of Class(1)
--------------        ----------------                        ---------            -----------

Common Stock        G. S. Beckwith Gilbert et al            1,803,999(2)(3)           28% (3)
                    104 Field Point Road
                    Greenwich, CT 06830

Common Stock        Oracle Management Partners, Inc.          461,328                  7%
                    and Affiliates
                    712 E 5th Avenue - 45th Floor
                    New York, NY 10019

Common Stock        John M. Bryan et al                       356,412                  6%
                    Bryan and Edwards
                    600 Montgomery Street - 35th Floor
                    San Francisco, CA 94111

Common Stock        Westfield Capital Management              377,400                  6%
                    One Financial Center
                    Boston, MA 02111


(1) For the purposes of this table, "Percent of Class" held by each person has been calculated based on a total class equal to the sum of (i) 6,463,313 shares of Common Stock issued and outstanding on September 19, 1997 plus
     (ii) for such person the number of shares of Common Stock subject to stock options or warrants presently exercisable, or exercisable within 60 days after September 19, 1997, held by that person, and which percent is rounded to the nearest whole number.
(2) Mr. Gilbert has shared voting and investment power with respect to 121,951 shares included in the table above.
(3) As of September 19, 1997, Mr. Gilbert cannot vote, without restriction, any Common Stock or other voting securities of the Company beneficially owned by him representing greater than 20% of the total voting power of the Company's voting securities outstanding from time to time, or 1,292,663 votes as of September 19, 1997. As of September 19, 1997, any votes in excess of 1,292,663 represented by Common Stock or other voting securities of the Company beneficially owned by Mr. Gilbert as of such date are required to be voted in proportion to the votes cast by all other shareholders of the Company.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

OTHER TRANSACTIONS AND INDEBTEDNESS OF MANAGEMENT

           See "Executive Compensation - Compensation Committee Interlocks and Insider Participation."

           On October 5, 1995, the Company completed a $5,612,000 private placement with Mr. Gilbert for one million shares of Common Stock and a two-year warrant for 800,000 shares exercisable at $6.00 per share of Common Stock (except as otherwise described below). The Company received cash of $5,316,000 and a two-year promissory note for $296,000 bearing 7% interest. Some or all of the warrants could be exercised at a price of $5.00 at any time on or before October 4, 1996 (which date was extended as described below). Upon such exercise the Company would be required to extinguish as an adjustment to the purchase price paid for such warrants, for each such warrant for which such exercise was made, $0.37 of the principal amount of the note upon payment of the interest due on such extinguished amount for the outstanding period. If the warrants for 800,000 shares were all exercised on or before October 4, 1996 (which date was extended as described below), the two year promissory note for $296,000 would be fully extinguished. On August 20, 1996, the Company's Board of Directors approved an amendment to the terms of the warrants to extend the date through which the warrants could be exercised at $5.00 per share from October 4, 1996 to October 31, 1996. The amendment was approved in connection with the scheduling of the Company's Annual Meeting for October 24, 1996 to enable voting at such meeting on the Company's agreement to enable Mr. Gilbert to vote shares of the Company's Common Stock owned by him and certain affiliates representing up to 20% of the total voting power of the Company's voting securities outstanding from time to time to be completed prior to the expiration of the $5.00 per share exercise price. The Company's agreement was approved at the Company's Annual Meeting on October 24, 1996. On October 29, 1996, Mr. Gilbert exercised warrants for all 800,000 shares and in exchange for the payment of approximately $4.0 million in cash representing the aggregate exercise price of such warrants and interest on the principal amount of the two-year promissory note for the outstanding period, the Company issued to him 800,000 shares of Common Stock and fully extinguished and canceled the promissory note.

           As part of the process to recruit a new executive, the Company lent an affiliate of Mr. Sandberg $75,000 in March 1995 at 8% interest. Such loan was repaid in full with interest in March 1996. For a description of a $300,000 loan to Mr. Sandberg, see "Executive Compensation - Employment and Severance Agreements."


           For description of a loan from the Company to Mr. Johnson, see "Executive Compensation - Employment and Severance Agreements."

           In January 1997, the Company purchased 89,000 shares of Common Stock from Richard A. Sandberg at a price of $8.50 per share.



           RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS' APPOINTMENT

           Arthur Andersen, LLP has been the independent auditors of the Company's accounts since 1983. Such firm has no financial interest, either direct or indirect, in the Company. Selection of Arthur Andersen, LLP as the auditors for the calendar year ending December 31, 1997, was made by the Board of Directors subject to shareholder ratification. A representative of Arthur Andersen, LLP is expected to attend the meeting and have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

           THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1997. Approval of the ratification of the independent public accountants' appointment requires that the number of votes cast in favor of approval of the ratification of the independent public accountants' appointment exceed the number of votes cast against such approval. Abstentions will have no effect on the vote.

                              SHAREHOLDER PROPOSALS

           In accordance with regulations issued by the Securities and Exchange Commission, shareholder proposals intended for presentation at the 1998 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than June 1, 1998 if such proposals are to be considered for inclusion in the Company's Proxy Statement related to the 1998 Annual Meeting.



                              COSTS OF SOLICITATION

           The costs of soliciting proxies will be borne by the Company. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries, if any, for reasonable out-of-pocket expenses incurred by them in connection with forwarding solicitation materials to beneficial owners of Common Stock held of record by such persons. Solicitation by the Company will be primarily by mail.


                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

           Upon the written request of a shareholder of the Company, addressed to David R. Schreiber, Secretary of the Company, at 200 Watson Boulevard, Stratford, Connecticut 06497, the Company will provide without charge to such shareholder a copy of the Company's Annual Report on Form 10-K for its calendar year ended December 31, 1996, including all statements and schedules (but without exhibits), filed with the Securities and Exchange Commission.

                            ------------------------

           The information under the headings "Compensation Committee Report," "Compensation Program Components," "Discussion of 1996 Compensation for the Chief Executive Officer" and "Performance Graph" above shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C, other than as provided in Item 402 of Regulation S-K, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and, unless specific reference is made therein to such headings, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

                              DIANON SYSTEMS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE UNDERSIGNED HEREBY APPOINTS D.R. SCHREIBER AND S.L. SWENSON, AND EACH OF THEM, AS PROXIES, EACH WITH THE POWER TO APPOINT THEIR SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE AS DESIGNATED BELOW ALL THE SHARES OF COMMON STOCK OF DIANON SYSTEMS, INC. (THE "COMPANY") HELD OF RECORD BY THE UNDERSIGNED ON SEPTEMBER 19, 1997 AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT THE COMPANY'S CORPORATE HEADQUARTERS AT 200 WATSON BOULEVARD, STRATFORD, CONNECTICUT, ON OCTOBER 30, 1997 AT 10:00 A.M., AND ANY ADJOURNMENT THEREOF.

PROPOSAL(S): MARK AN X IN THE APPROPRIATE BOX. PLEASE USE EITHER BLUE OR BLACK INK.

MANAGEMENT/BOARD OF DIRECTORS OF THE REGISTRANT RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

1. ELECTION OF THE FOLLOWING NOMINEES FOR DIRECTOR: KEVIN C. JOHNSON, JOHN P. DAVIS, JAMES B. AMBERSON, E. TIMOTHY GEARY, G. S. BECKWITH GILBERT, AND JEFFREY L. SKLAR.

       [  ] FOR ALL NOMINEES LISTED ABOVE    [  ] WITHHOLD  AUTHORITY
                                                  to vote for all nominees
                                                  listed above

TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NAME(S) ON THE LINE BELOW.

--------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN, LLP AS AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997.

       [  ] FOR           [  ]  AGAINST        [  ]  ABSTAIN

--------------------------------------------------------------------------------

[  ]  CHECK IF YOU HAVE      [  ] CHECK IF YOU       [  ] CHECK IF YOU PLAN
      MADE ADDITIONAL             PLAN TO ATTEND          TO ATTEND THE MEETING
      COMMENTS                    THE MEETING             AND VOTE YOUR SHARES

                                    (Continued and to be SIGNED on Reverse Side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED AS MANAGEMENT RECOMMENDS ON THESE AND ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. PLEASE SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.


                    Signature of stockholder should correspond exactly with the name shown on the proxy.


                    Corporate officers, powers of attorney, trustees, executors,
                    administrators,   guardians,   and   others   signing  in  a
                    representative capacity should each sign.

                    DATE
                         -------------------------------------------------------

                         -------------------------------------------------------
                                        (SIGNATURE OF SHAREHOLDER)

                         -------------------------------------------------------
                                        (SIGNATURE IF HELD JOINTLY)

                    If time warrants, improperly signed cards will be returned for correction.